UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2010

Affirmative Insurance Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50795	75-2770432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4450 Sojourn Drive, Suite 500, Addison, Texas		75001
(Address of principal executive offices)		Zip Code

Registrant’s telephone, including area code: (972) 728-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On December 28 and 29, 2010, Affirmative Insurance Company (“AIC”), an indirectly held, wholly-owned subsidiary of Affirmative Insurance Holdings, Inc. (the “Registrant”) entered into two separate Automobile Quota Share Reinsurance Contracts. The first such agreement (“QS1”) was entered into on December 28, 2010 with Swiss Reinsurance America Corporation (“SRAC”) and provides 40% quota share reinsurance for all business produced in all states except for Michigan effective October 1, 2010 on an in-force basis through December 31, 2010. The second such agreement (“QS2”), also with SRAC, was entered into on December 29, 2010 and provides 28% quota share reinsurance for all business produced in all states except for Michigan for the period of January 1, 2011 through December 31, 2011. The reinsurance coverage under QS1 and QS2 (collectively, the “Reinsurance Agreements” and each of them individually, a “Reinsurance Agreement”) indemnifies AIC with respect to liabilities accruing to AIC as a result of loss or losses under private passenger automobile physical damage and liability policies: (i) in force at the inception of each Reinsurance Agreement, or (ii) written or renewed during the term of any Reinsurance Agreement by or on behalf of AIC (including business assumed as 100% quota share reinsurance from the Registrant’s affiliated insurance companies), subject to the terms and limitations set forth in the Reinsurance Agreements.

As compensation for the foregoing reinsurance arrangements, AIC will cede to the reinsurer its respective quota share of gross net written premium income (which, in the case of QS1, shall include the unearned portion, as of October 1, 2010, of gross net written premium income for policies in force on that date). Further, QS1 and QS2 provide that (subject to certain conditions) if they are not commuted prior to January 1, 2013 or January 1, 2014, respectively, AIC shall be obligated to pay the reinsurer a maintenance fee of 1.5% of ceded premium within 30 days of each such date.

AIC shall be entitled to a provisional (minimum) adjustable ceding commission of 26.5% of the gross net written income ceded under each Reinsurance Agreement. The foregoing minimum ceding commission may be increased to 30.5% of the gross net written income ceded under each Reinsurance Agreement based upon the ratio of losses incurred to net premiums earned.

The descriptions of the respective terms of the Reinsurance Agreements as set forth herein do not purport to be complete and are qualified in their entirety by reference to the full, respective texts of thereof, including exhibits, copies of which being herewith filed as Exhibit 10.1 and Exhibit 10.2 (respectively) to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Automobile Quota Share Reinsurance Contract between Swiss Reinsurance America Corporation and Affirmative Insurance Company, dated as of December 28, 2010, for the period October 1, 2010 to December 31, 2010.

10.2	Automobile Quota Share Reinsurance Contract between Swiss Reinsurance America Corporation and Affirmative Insurance Company, dated as of December 29, 2010, for the period January 1, 2011 to December 31, 2011.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Registrant believes that the expectations reflected in such forward-looking statements are reasonable, the Registrant can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The Registrant cannot guarantee the accuracy of the forward-looking statements, and the Registrant’s actual results could differ materially from those contained any forward-looking statements due to a number of factors, including the statements under the heading “Risk Factors” contained in the Registrant’s filings with the Securities and Exchange Commission. Accordingly, such forward-looking statements are subject to a number of risks and uncertainties and may cause actual results to differ materially from the Registrant’s expressed expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRMATIVE INSURANCE HOLDINGS, INC.

	By:	/S/ MICHAEL J. MCCLURE
Date: January 4, 2011	Name:	Michael J. McClure
	Title:	Executive Vice President and Chief Financial Officer